Exhibit 10.34

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made effective this 21st day of December, 2004, between Calwest Industrial Properties, LLC, (“Landlord”) and Natural Alternatives International, Inc., (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain Lease dated June 12, 2003, (hereinafter collectively referred to as the “Lease”);

WHEREAS, the premises under the Lease are located in the City of Vista, County of San Diego, State of California, commonly known as 121 1-B&C and 1215 Park Center Drive (the “Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2.	Addendum to Lease: Tenant Improvement Allowance. The completion date for Tenant’s Work within the Expansion Space at 1211-B Park Center Drive as set forth in Section 12.d of Addendum to Lease shall be extended to December 31, 2005. The two (2) references to “Exhibit B” in Section 12.d of Addendum to Lease shall be changed to read “Section 12.d of Addendum to Lease.”

3.	Exhibit B to Lease: Tenant Improvement Allowance. The completion date for Tenant’s Work within the Premises at 1215 Park Center Drive as set forth in Section 5 of Exhibit B to the Lease shall be extended to January 31, 2005.

4.	Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

5.

Limitation of Landlord’s Liability. Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this FIRST AMENDMENT TO LEASE as of the day and year first written above.

LANDLORD:		TENANT:

CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company		NATURAL ALTERNATIVES INTERNATIONAL, INC., a California corporation

By:	RREEF MANAGEMENT COMPANY, a Delaware corporation, Its Property Manager

By:	/s/ Jill E. Shanahan	By:	/s/ Mark A. LeDoux
Name:	Jill E. Shanahan	Name:	Mark A. LeDoux
Title:	Vice President	Title:	Chairman and Chief Executive Officer
Dated:	1/21/05	Dated:	12-21-04

		By:	/s/ Randell Weaver
		Name:	Randell Weaver
		Title:	President
		Dated:	12-21-04

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